Exhibit 3.23

ARTICLES OF INCORPORATION

TO:         The Secretary of State of the State of Iowa:

We, the undersigned, acting as incorporators of a corporation under the Iowa Business Corporation Act, under Chapter 490 of the Iowa Code, adopt the following Articles of Incorporation for such corporation:

I.              The name of the corporation is:

Lady Luck Bettendorf Marina Corporation

II.            The period of its duration is perpetual.

III.           The purpose or purposes for which the corporation is organized are:

The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

IV.           The aggregate number of shares which the corporation is authorized to issue is 10,000 consisting of one class, without par value.

V.            The address of the initial registered office of the corporation is 220 N. Main Street, Suite 600, Davenport, Scott County, Iowa, 52801-1987, and the name of its initial registered agent at such address is Curtis R. Beason.

VI.           The number of directors constituting the initial Board of Directors of the corporation is four (4) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Name	Address

Alain Uboldi	220 Stewart Avenue Las Vegas, NV 89101

Andrew H. Tompkins	220 Stewart Avenue Las Vegas, NV 89101

Robert G. Ellis	2117 State Street Bettendorf, IA 52722

Michael L. Sampson	2117 State Street Bettendorf, IA 52722

VII.          The name and address of the incorporator is:

Name	Address

Curtis E. Beason	220 N. Main St., Suite 600 Davenport, Iowa 52801-1987

VIII.        The corporate existence shall commence on the date on which the Secretary of State of the State of Iowa shall issue a Certificate of Incorporation for the corporation.

IX.           A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 833 of the Iowa Business Corporation Act.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or missions of such director occurring prior to such amendment or repeal.  The directors of this corporation have agreed to serve as directors in reliance upon the provisions of this Article.

DATED this 21st day of October, 1997

/s/ Curtis E. Beason
Curtis E. Beason, Incorporator

STATE OF IOWA	)
) ss:
COUNTY OF SCOTT	)

On this 21st day of October, before me, the undersigned, a Notary Public in and for said State, personally appeared Curtis B. Beason, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that they executed the same as his voluntary act and deed.

/s/ Kendra L. Beck
Notary Public in and for said County and State

ARTICLES OF AMENDMENT

OF

LADY LUCK BETTENDORF MARINA CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following amendment to the corporation’s Articles of Incorporation.

1.             The name of the corporation is Lady Luck Bettendorf Marina Corporation.

2.             The following amendment to the Articles of Incorporation has been adopted:

Article 1 of the Articles of Incorporation shall be delisted in its entirety and the following inserted in its place:

The name of the corporation is Isle of Capri Bettendorf Marina Corporation.

3.             The date of adoption of the amendment was March 1, 2000.

4.             The amendment was approved by the shareholders.  The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

DESIGNATION OF GROUP	SHARES OUTSTANDING	VOTES ENTITLED TO BE CAST ON AMENDMENT	VOTES REPRESENTED AT MEETING

Common	100	100	100

5.             The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment is as follows:

VOTING GROUP	VOTES FOR	VOTES AGAINST

Common	100	0

6.             The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

The effective date and time of this document is upon filing with the Iowa Secretary of State.

LADY LUCK BETTENDORF MARINA CORPORATION

By:	/s/ Michael Hirsh
Michael Hirsh,
Vice President/General Manager